SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported) – November 14, 2003

VALLEY NATIONAL BANCORP

(Exact Name of Registrant as Specified in Charter)

NEW JERSEY

(State or Other Jurisdiction of Incorporation)

1-11277	22-2477875
(Commission File Number)	(IRS Employer Identification No.)

1455 Valley Road, Wayne, New Jersey 07470

(Address of Principal Executive Offices)

(973) 305-8800

(Registrant’s Telephone Number)

Item 12.    Results of Operations and Financial Condition

Attached and being furnished as Exhibit 99.1 is a copy of a press release of Valley National Bancorp (“Valley”), dated November 14, 2003, reporting that Valley implemented the Financial Accounting Standards Board (“FASB”) Staff Position 150-3 issued November 7, 2003. This pronouncement indefinitely deferred the effective date of SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”, as they applied to Valley. The implementation amended the reporting of net interest margin, net interest income and non-interest expense as disclosed in Valley’s press release dated October 16, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VALLEY NATIONAL BANCORP

/s/ Alan D. Eskow

Alan D. Eskow
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Dated: November 17, 2003

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Exhibit Index

Exhibit No.	Description
99.1	Press Release of Valley National Bancorp, dated November 14, 2003.

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